Liberty Growth & Income Fund

77C      Matters submitted to a vote of security holders

(a) On December 27, 2000, Special Meetings of Shareholders of Liberty Growth & Income Fund (Fund) was held to approve the following items, all as described in the Proxy Statements for the Meetings. On September 29, 2000 the record date for the Meeting, the Fund had 55,884,806.4910 outstanding shares of beneficial interest. The votes cast at the Meetings were as follows:

(b). To elect eleven Trustees of the Fund for the term referenced in the proxy statement:

                                 For                                Withheld

Douglas Hacker                33,873,141.6410                    40,718.2810
Janet Langford Kelly          33,877,265.8930                    403,594.0290
Richard W. Lowry              33,887,047.1080                    393,812.8140
Salvatore Macera              33,882,427.8340                    398,432.0880
William E. Mayer              33,888,462.6430                    397,397.2790
Charles R. Nelson             33,883,420.5830                    397,439.3390
John J. Neuhauser             33,886,026.4820                    394,833.4400
Joseph R. Palombo             33,885,626.5170                    395,233.4050
Thomas E. Stitzel             33,888,578.1420                    392,281.7800
Thomas C. Theobald            33,888,249.6410                    392,610.2810
Anne-Lee Verville             33,887,172.9530                    393,686.9690

(c)(1) To approve an Agreement and Plan of Reorganization for Liberty Growth & Income Fund to acquire Stein Roe Growth & Income Fund Class S and Liberty Value Opportunities Fund, Classes A, B, C and Z; Liberty Value Fund and Liberty All-Star Growth & Income Fund. The required number of proxies to pass these items had not been obtained therefore the meeting was adjourned until January 25, 2001.

(d) not applicable

(proxy statement incorporated herein by reference to Accession number 0000021832-00-000349)







77C cont'd        Matters submitted to a vote of security holders

Liberty Value Fund

(a) On December 27, 2000, Special Meetings of Shareholders of Liberty Value Fund (Fund) was held to approve the following items, all as described in the Proxy Statements for the Meetings. On September 29, 2000 the record date for the Meeting, the Fund had 3,982136.0200 outstanding shares of beneficial interest. The votes cast at the Meetings were as follows:

(b). To elect eleven Trustees of the Fund for the term referenced in the proxy statement:

                                                For            Withheld

Douglas Hacker                             3,103,253.3570      13,131.8100
Janet Langford Kelly                       3,103,253.3570      13,131.8100
Richard W. Lowry                           3,103,253.3570      13,131.8100
Salvatore Macera                           3,103,253.3570      13,131.8100
William E. Mayer                           3,103,253.3570      13,131.8100
Charles R. Nelson                          3,103,253.3570      13,131.8100
John J. Neuhauser                          3,103,253.3570      13,131.8100
Joseph R. Palombo                          3,103,253.3570      13,131.8100
Thomas E. Stitzel                          3,103,253.3570      13,131.8100
Thomas C. Theobald                         3,103,253.3570      13,131.8100
Anne-Lee Verville                          3,103,253.3570      13,131.8100
(c)(1) To approve an Agreement and Plan of Reorganization for Liberty Growth & Income Fund to acquire Stein Roe Growth
         & Income Fund Class S and Liberty Value Opportunities Fund, Classes A, B, C and Z; Liberty Value Fund and Liberty All-Star Growth & Income Fund. The required number of proxies to pass these items had not been obtained therefore the meeting was adjourned until January 25, 2001.

(d) not applicable

(proxy statement incorporated herein by reference to Accession number 0000021832-00-000349)